EXHIBIT 10.9.2
HCPI/UTAH, LLC

TAX MATTERS AMENDMENT
THIS TAX MATTERS AMENDMENT (this “Amendment”) is entered into effective as of December 31, 2018, between and among the undersigned (each, a “Member”, and collectively, the “Members”), with respect to the following facts.
R E C I T A L S
A.    The Members previously entered into a limited liability company agreement governing the business and affairs of HCPI/UTAH, LLC, a Delaware limited liability company (the “Company”), as may have been amended, supplemented or otherwise modified from time to time prior to the date hereof (the “Original Agreement”).
B.    The Members now desire to amend the Original Agreement with respect to certain tax matters, on the terms and provisions contained herein.
C.    The Original Agreement, as amended by this Amendment, shall hereinafter be referred to as the “Agreement.”
NOW, THEREFORE, in consideration of the covenants contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Members hereby agree as follows:
1.Partnership Representative. The Original Agreement is hereby amended to add the following provisions of this Section 1, which provisions shall govern and control in the event of any conflict with the provisions of the Original Agreement:
(a)    As used in this Amendment, the following terms shall mean:
“Code” means the Internal Revenue Code of 1986, as amended from time to time (or any corresponding provisions of succeeding law).
“Partnership Audit Rules” means Subchapter C of Chapter 63 of Subtitle F of the Code, as modified by Section 1101 of the Bipartisan Budget Act of 2015, Pub. L. No. 114-74, and any successor statutes thereto or the Treasury Regulations or other authoritative guidance promulgated thereunder.
“Treasury Regulations” means the Income Tax Regulations promulgated under the Code, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).
(b)    HCP, Inc., a Maryland corporation, is hereby designated to serve as the “partnership representative” with respect to the Company, as provided in Section 6223(a) of the Partnership Audit Rules (the “Partnership Representative”). For each taxable year in which the Partnership Representative is an entity, the Company shall appoint the “designated individual” identified by the Partnership Representative to act on behalf of the Partnership Representative (the

HCPI/UTAH, LLC

“Designated Individual”) in accordance with the applicable Treasury Regulations. Each Member expressly consents to such designations and agrees that it will execute, acknowledge, deliver, file and record at the appropriate public offices such documents as may be necessary or appropriate to evidence such consent.
(c)    The Partnership Representative shall have the sole authority to act on behalf of the Company in connection with and make all relevant decisions regarding application of the Partnership Audit Rules, including, but not limited to, any elections under the Partnership Audit Rules or any decisions to settle, compromise, challenge, litigate or otherwise alter the defense of any proceeding before the Internal Revenue Service (“IRS”).
(d)    The Partnership Representative shall provide the Company and all Members with copies of any material notices received by the Partnership Representative in connection with any proceeding or potential adjustment relating to the Company that is subject to the Partnership Audit Rules, and shall use commercially reasonable efforts to keep the Members informed of all such proceedings or potential adjustments.
(e)    The Members agree to cooperate in good faith to timely provide information requested by the Partnership Representative as needed to comply with the Partnership Audit Rules, including without limitation to make any elections available to the Company under the Partnership Audit Rules. Each Member agrees that, upon request of the Company, such Member shall take such actions as may be necessary or desirable (as determined by the Partnership Representative) to (i) allow the Company to comply with the provisions of Section 6226 of the Partnership Audit Rules so that any “partnership adjustments” (as defined in Section 6241(2) of the Partnership Audit Rules) are taken into account by the Members and former Members rather than the Company; (ii) use the provisions of Section 6225(c) of the Partnership Audit Rules including, but not limited to, filing amended tax returns with respect to any “reviewed year” (within the meaning of Section 6225(d)(1) of the Partnership Audit Rules) or using the alternative procedure to filing amended returns to reduce the amount of any partnership adjustment otherwise required to be taken into account by the Company; or (iii) otherwise allow the Company and its Members to address and respond to any matters arising under the Partnership Audit Rules.
(f)    If any partnership adjustment is determined with respect to the Company, the Partnership Representative may cause the Company to elect pursuant to Section 6226 of the Partnership Audit Rules to have such adjustment passed through to the Members for the year to which the adjustment relates (i.e., the “reviewed year” within the meaning of Section 6225(d)(1) of the Partnership Audit Rules). In the event that the Partnership Representative has not caused the Company to so elect pursuant to Section 6226 of the Partnership Audit Rules, then any “imputed underpayment” (as determined in accordance with Section 6225 of the Partnership Audit Rules) or partnership adjustment that does not give rise to an imputed underpayment shall be apportioned among the Members of the Company for the taxable year in which the adjustment is finalized in such manner as may be necessary (as determined by the Partnership Representative in good faith) so that, to the maximum extent possible, the tax and economic consequences of the imputed underpayment or other partnership adjustment and any associated interest and penalties (any such amount, an “Imputed Underpayment Amount”) are borne by the Members based upon their interests in the Company for the reviewed year. Imputed Underpayment Amounts also shall include any imputed underpayment within the meaning of Section 6225 of the Partnership Audit

HCPI/UTAH, LLC

Rules paid (or payable) by any entity treated as a partnership for U.S. federal income tax purposes in which the Company holds (or has held) a direct or indirect interest other than through entities treated as corporations for U.S. federal income tax purposes to the extent that the Company bears the economic burden of such amounts, whether by law or contract.
(g)    Each Member agrees to indemnify and hold harmless the Company from and against any liability with respect to such Member’s share of any tax deficiency paid or payable by the Company that is allocable to the Member as determined in accordance with the second to last sentence of paragraph (f) above with respect to an audited or reviewed taxable year for which such Member was a member of the Company. The obligations set forth in this paragraph shall survive the termination of any Member’s interest in the Company, the termination of the Agreement and/or the termination, dissolution, liquidation or winding up of the Company, and shall remain binding on each Member for the period of time necessary to resolve with the IRS (or any other applicable taxing authority) all income tax matters relating to the Company and for Members to satisfy their indemnification obligations, if any, pursuant to this Section 1. Any obligation of a Member pursuant to this paragraph shall be implemented through adjustments to any distributions otherwise payable to such Member under the Agreement; provided however, that, at the written request of the Partnership Representative, each Member or former Member may be required to contribute to the Company such Member’s Imputed Underpayment Amount imposed on and paid by the Company; provided further, that if a Member or former Member individually directly pays, pursuant to the Partnership Audit Rules, any such Imputed Underpayment Amount, then such payment shall reduce any offset to distribution or required capital contribution of such Member or former Member. Any amount withheld from distributions pursuant to this paragraph shall be treated as an amount distributed to such Member or former Member for all purposes under this Agreement.
(h)    All expenses incurred by the Partnership Representative or Designated Individual in connection with its duties as partnership representative or designated individual, as applicable, shall be expenses of the Company (including, for the avoidance of doubt, any costs and expenses incurred in connection with any claims asserted against the Partnership Representative or Designated Individual, as applicable, except to the extent the Partnership Representative or Designated Individual is determined to have performed its duties in the manner described in the final sentence of this paragraph), and the Company shall reimburse and indemnify the Partnership Representative or Designated Individual, as applicable, for all such expenses and costs. Nothing herein shall be construed to restrict the Partnership Representative or Designated Individual from engaging lawyers, accountants, tax advisers, or other professional advisers or experts to assist the Partnership Representative or Designated Individual in discharging its duties hereunder. Neither the Partnership Representative nor Designated Individual shall be liable to the Company, any Member or any affiliate thereof for any costs or losses to any persons, any diminution in value or any liability whatsoever arising as a result of the performance of its duties pursuant to this Section 1 absent (i) willful breach of any provision of this Section 1 or (ii) bad faith, fraud, gross negligence or willful misconduct on the part of the Partnership Representative or Designated Individual, as applicable.
2.Full Force and Effect. Except as otherwise provided in this Amendment, the Original Agreement shall remain unmodified and shall continue in full force and effect.

HCPI/UTAH, LLC

3.Counterparts; Execution by Facsimile or Email. This Amendment may be signed by the parties in two or more counterparts which, when taken together, shall constitute one and the same instrument. This Amendment may also be delivered by facsimile or email transmission (including signatures sent in a PDF document via email) with the same force and effect as if the originally executed copies of this Amendment were delivered to all parties.

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HCPI/UTAH, LLC

IN WITNESS WHEREOF, each of the undersigned has executed this Tax Matters Amendment effective as of the date and year first above written.

HCP, Inc., a Maryland corporation

By: /s/ Paul Y. Jin
Paul Y. Jin, Vice President - Tax

RLC Real Estate LLC

By: /s/ Ronald L. Crave
Name: Ronald L. Crave
Title: Manager

R&S Boyer Family, L.C.

By: /s/ H. Roger Boyer
Name: H. Roger Boyer
Title: Manager

Gardner Property Holdings, L.C.

By: /s/ Kem Garnder
Name: Kem Gardner
Title: Manager

Boyer Medical Holding Company

By: /s/ Brian Gochnour
Name: Brian Gochnour
Title: Manager